UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

ROHAT RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:
          2) Form, Schedule or Registration Statement No.:
          3) Filing Party:
          4) Date Filed:

ROHAT RESOURCES, INC.
68, Soi Suphaphong 3
Yak 8, Sirinakarn 40 Road
Nonghob, Praver, 10250 Bangkok, Thailand

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS WITHOUT A SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on April 12, 2011, the board of directors of Rohat Resources, Inc., a Nevada (the “Company,” “we” or “us”), and certain stockholders representing more than a majority of our outstanding voting capital approved by written consent the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:
a.
increase the Company’s authorized common stock, par value $0.001 (the “Common Stock”) from 100,000,000 shares to 500,000,000 shares, and to increase the Company’s authorized preferred stock, par value $0.001, from 10,000,000 to 50,000,000; and

b.	change the Company’s name to MY Group, Inc.; and
2.	To adopt Amended and Restated Articles of Incorporation for the purpose of consolidating the amendments to the Company’s Articles of Incorporation.

The amendments to the Articles of Incorporation will not be effective until the Company files the Amended and Restated Articles of Incorporation with the Nevada Secretary of State (which will not occur until ______ __, 2011 or thereafter (the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is April 11, 2011.  Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  This Information Statement will be mailed on or about ________, 2011 to stockholders of record on April 11, 2011.

No action is required by you to effectuate this action.  The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By order of the Board of Directors,

/s/ Kok Cheang Lim
Kok Cheang Lim
Chief Executive Officer and Director
, 2011

ROHAT RESOURCES, INC.

INFORMATION STATEMENT REGARDING
CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF
OUR BOARD OF DIRECTORS AND HOLDERS OF
MORE THAN A MAJORITY OF OUR VOTING CAPITAL STOCK
IN LIEU OF A SPECIAL MEETING

Rohat Resources, Inc. (the “Company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our Board of Directors and the holders of more than a majority of our outstanding voting capital stock on April 12, 2011, in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”).

This Information Statement is being mailed on __________, 2011 to stockholders of record on April 11, 2011 (the “Record Date”). The Information Statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On April 12, 2011, our Board of Directors (the “Board”) and the holders of more than a majority of our outstanding voting capital stock delivered executed written consents authorizing and approving the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:
a.
increase the Company’s authorized common stock, par value $0.001 (the “Common Stock”) from 100,000,000 shares to 500,000,000 shares, and to increase the Company’s authorized preferred stock, par value $0.001, from 10,000,000 to 50,000,000; and

b.	change the Company’s name to MY Group, Inc.; and
2.	To adopt Amended and Restated Articles of Incorporation for the purpose of consolidating the amendments to the Company’s Articles of Incorporation.

VOTING AND VOTE REQUIRED

Pursuant to our Bylaws and the NRS, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the Corporate Actions.  Each common stockholder is entitled to one vote for each share of common stock held by such stockholder.  As of the Record Date, we had 6,487,500 shares of Common Stock issued and outstanding, and no preferred stock issued and outstanding.  The voting power representing not less than 3,243,751 shares of Common Stock is required to pass any stockholder resolutions.  Pursuant to Chapter 78.320 of the NRS, the following stockholders holding an aggregate of 5,237,297 shares of Common Stock, or approximately 80.73% of the issued and outstanding shares of our Common Stock on the Record Date, delivered an executed written consent dated April 12, 2011, authorizing the Corporate Actions.

Name	Beneficial Holder and Affiliation	Common Shares Beneficially Held	Percentage of Issued and Outstanding
Kok Cheang Lim	Chief Executive Officer, Chief Financial Officer, Secretary and Director	3,658,348	56.39%
Ong Kok Meng		531,449	8.19%
Tay Chee Seong		522,500	8.05%
Ng Wei Yee		262,500	4.05%
Law Mei Ying		262,500	4.05%
TOTAL		5,237,297	80.73%

NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

GENERAL INFORMATION

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

The Company will deliver only one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Rohat Resources, Inc., 68, Soi Suphaphong 3, Yak 8, Sirinakarn 40 Road, Nonghob, Praver, 10250 Bangkok, Thailand, Attn: Secretary.  The Secretary may also be reached by telephone at +668-3-1849191; facsimile at +66-23309198.

CORPORATE ACTION NO. 1
INCREASE IN AUTHORIZED CAPITAL AND NAME CHANGE

Increase in Authorized Capital

The Board has recommended that the stockholders grant authority to the Board to amend the Articles of Incorporation of the Company to increase its authorized share capital from 110,000,000 shares to 550,000,000 shares, consisting of 500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock.  The proposed amendment to our Articles of Incorporation is included in the Amended and Restated Articles of Incorporation, which is attached hereto as Exhibit 1.  The general purpose and effect of this amendment to our Articles of Incorporation is to increase our authorized share capital which we believe will enhance our ability to finance the development and operation of our business.

Reasons For The Increase In Authorized Capital

On April 12, 2011, our Board authorized and approved the proposed amendment to our Articles of Incorporation to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our stockholders.  Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval.  Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.

As a shell company, our plan of operation for the next 12 months is to explore the acquisition of an operating business or the consummation of a business opportunity.  We will require additional funding in order to proceed with any plan of acquisition or business opportunity.  We anticipate that such funding will be derived from the sale of our common stock or from director loans.

Effect of the Increase in Authorized Capital; Anti-Takeover Implications

The amendment to our Articles of Incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders.  However, our Board will have the authority to issue shares of our Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional shares of Common Stock are issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership, dilute the earnings per share and book value per share of outstanding shares of Common Stock and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

Although the increase in authorized capital is prompted by business and financial considerations, stockholders nevertheless should be aware that such increase could facilitate future efforts by our management to deter or prevent a change in control of the Company.  By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal.  In addition, the increase in authorized shares may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Except as set forth above, as of the date of this filing we do not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose or which may result in, deter or prevent a change in control of the Company.

Vote Required

Section 78.390 of the NRS provides that proposed amendments to the Articles of Incorporation must first be adopted by the Board and then approved by stockholders of record entitled to vote holding at least a majority of our issued and outstanding voting capital stock (the “Majority Stockholders”).

On April 12, 2011, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital from 110,000,000 shares to 550,000,000 shares.  April 11, 2011, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the proposed increase to our authorized capital.

The amendment to increase our authorized capital will not be effective until the Company files the Amended and Restated Articles of Incorporation with the Nevada Secretary of State (which will not occur until _________, 2011 or thereafter).  No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

Anti-Takeover Provisions of the NRS

Nevada law generally prohibits a Nevada corporation, with shares registered under section 12 of the Exchange Act and with 200 or more stockholders of record, from engaging in a combination (defined in the statute to include a variety of transactions, including mergers, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder) with an Interested Stockholder (defined in the statute generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares), for a period of three years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder's becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than three years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by all holders of common stock and holders of any other class or series of shares not beneficially owned by an Interested Stockholder meets the minimum requirements set forth in NRS Sections 78.441 through 78.444.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions.  Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment.

The NRS also limits the acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. According to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares.

Under the NRS, a controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the voting power of the issuing corporation in the election of directors. Outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition and acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as control shares.

The control share provisions of the NRS do not apply if the corporation opts-out of such provisions in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

We have not opted out of the business combination or acquisition of a controlling interest statutes, and these statutes do not currently apply to us.

Other than as discussed in this Information Statement, there are no provisions of our articles, bylaws, employment agreements or credit agreements have material anti-takeover consequences.

Change in the Company’s Name

On April 12, 2011, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Company’s Articles of Incorporation to change the name of the Company to MY Group, Inc. (the “Name Change Amendment”).

Our Board and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Name Change Amendment in order to more accurately reflect its business focus.  As disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2011, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on March 14, 2011, the Company’s plan of operation for the next 12 months is to explore the acquisition of an operating business or the consummation of a business opportunity.  The Company’s management intends to initially pursue companies and investment opportunities where management and employees already have a pre-existing relationship and successful investing track record, and, thereafter, new opportunities which may be synergistic with the Company’s then existing operations.

The Name Change Amendment will not be effective until the Company files the Amended and Restated Articles of Incorporation with the Nevada Secretary of State (which will not occur until _________ __, 2011 or thereafter).  No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

CORPORATE ACTION NO. 2
ADOPTION OF FIRST AMENDED AND RESTATED
ARTICLES OF INCORPORATION

On April 12, 2011, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the First Amended and Restated Articles of Incorporation of the Company (the “Restated Articles”).

The Restated Articles consolidates the Company’s Articles of Incorporation and the proposed amendments set forth in this Information Statement.  Except as otherwise described in this Information Statement, the adoption and filing of the Restated Articles will not have any material impact on our stockholders, other than to simplify and consolidate all the current and proposed articles of our Articles of Incorporation into one document.

The Restated Articles, a copy of which is attached to this Information Statement as Exhibit 1, will not be effective until it is filed with the Nevada Secretary of State (which will not occur until _____ __, 2011 or thereafter).  No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of _________ ___, 2011, certain information regarding the ownership of the Company’s capital stock by each director and executive officer of the Company, each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company’s voting stock, and by all officers and directors of the Company as a group.  Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of _____ __, 2011, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 6,487,500 shares of Common Stock issued and outstanding on a fully diluted basis, as of _________ ___, 2011.

Name and Address of Beneficial Owner(1)	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock
Kok Cheang Lim	3,658,348	56.39%
Ong Kok Meng	531,449	8.19%
Tay Chee Seong	522,500	8.05%
All executive officers and directors as a group (one person)	3,658,348	56.39%

*  Less than 1%
(1)   Unless otherwise noted, the address of each person listed is c/o Rohat Resources, Inc., 68, Soi Suphaphong 3, Yak 8, Sirinakarn 40 Road, Nonghob, Praver, 10250 Bangkok, Thailand.

Change of Control

We were formerly an exploration stage mining company.  We had acquired a 100% interest in a claim on a mineral property located in the New Westminster, Similkameen, Mining Division of British Columbia, Canada and paid approximately $1,500 to keep the claim in good standing through September 8, 2008.  The Company did not determine whether this property contained reserves that are economically recoverable and never conducted any exploration of the site.  Our rights to the claim expired as of September 8, 2008.  We terminated our mining business in September 2010.

On September 13, 2008, John P. Hynes III, our former president, entered into a Stock Purchase Agreement, with Delara Hussaini and Angela Hussaini, pursuant to which Mr. Hynes acquired from the sellers an aggregate of 4,000,000 shares of common stock of the Company, collectively representing approximately 61.65% of the total issued and outstanding shares of common stock of the Company.

On March 9, 2009, we entered into a Stock Purchase Agreement with Grand Destiny Investments Limited, or Grand Destiny, and John P. Hynes III, pursuant to which Mr. Hynes sold for $200,000, an aggregate of 4,000,000 shares of the common stock of the Company.  Grand Destiny acquired an aggregate of 4,000,000 shares of common stock of the Company, or approximately 61.65% of the Company’s issued and outstanding common stock, and attained voting control of the Company.  In connection with this agreement, John P. Hynes III resigned as the sole director and officer of the Company, Kwok Keung Liu was elected as the Company’s President, Secretary, C.E.O, C.F.O. and Treasurer, and Wan Keung Chak was elected as the Company’s sole director.  Grand Destiny is jointly held by Wan Keung Chak and Kwok Keung Liu.

Pursuant to a Common Stock Purchase Agreement dated as of March 9, 2009, between John P. Hynes III, the Company and Greenview Power Inc., the Company sold for $1.00, 100% of the issued and outstanding shares of Greenview Power Inc. (the Company’s wholly owned subsidiary) to Mr. Hynes.

On or about June 25, 2010, Grand Destiny sold 3,658,348 shares of our common stock, or approximately 56.39% of our issued and outstanding stock, to Intrepid Capital LLC for aggregate cash consideration of $157,748 and for services rendered.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated under Regulation D thereunder.

On October 12, 2010, certain shareholders of the Company entered into the Sale Agreement pursuant to which they sold an aggregate of 5,237,297 shares of our common stock to five accredited investors for aggregate consideration of $600,000.  Upon the closing of the sale transaction on November 23, 2010, the purchasers acquired an aggregate of 5,237,297 shares of our common stock, constituting approximately 80.73% of our issued and outstanding securities.  The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated under Regulation D thereunder.  Kok Cheang Lim acquired 3,658,348 of the shares sold, representing approximately 56.39% of our issued and outstanding shares of common stock.

On December 31, 2010, Kwok Keung Liu resigned from his positions as our President, Chief Executive Officer, Chief Financial Officer and Secretary, and Wan Keung Chak resigned from his position as a member of our Board of Directors.

On December 31, 2010, Kok Cheang Lim was appointed to serve as our President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole member of our Board of Directors.

A copy of the Common Stock Purchase Agreement and Sale Agreement are incorporated herein by reference and are filed as Exhibits 2 and 3 to this Information Statement.  The description of the transactions contemplated by the Common Stock Purchase Agreement and the Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

PROPOSALS BY SECURITY HOLDERS

None.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL AND AVAILABLE INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

By order of the Board of Directors

Dated: , 2011	/s/ Kok Cheang Lim
By: Kok Cheang Lim
Its: Chief Executive Officer and Director

Exhibit 1:  First Amended and Restated Articles of Incorporation of the Company*.

Exhibit 2:  Common Stock Purchase Agreement by and among Grand Destiny Investments Limited, John P. Hynes III and Rohat Resources, Inc. (Incorporated herein by reference from the Company’s 8-K filed with the Securities and Exchange and Commission on March 13, 2009).

Exhibit 3:  Share Sale Agreement, dated October 12, 2010, by and among Lim Kok Cheang, Ong Kok Meng, Law Mei Yeng, Ng Wei Yee and Tay Chee Seong, as Purchasers on the one hand, and Intrepid Capital LLC, Gulf Asset Management LLC, Ho Lam Cheong and Ling Macadam, as Sellers, on the other hand (Incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2011).

*To be filed.